Exhibit 99.1

QXO Completes Acquisition of Beacon Roofing Supply

QXO to Ring Opening Bell at New York Stock Exchange on Wednesday, April 30

GREENWICH, Conn., April 29, 2025 – QXO, Inc. (NYSE: QXO) today announced it has completed its previously disclosed acquisition of Beacon Roofing Supply, Inc., for $124.35 per share, valuing the transaction at approximately $11 billion. The transaction makes QXO the largest publicly traded distributor of roofing, waterproofing, and complementary building products in the United States. To mark the milestone, QXO will ring the Opening Bell at the New York Stock Exchange tomorrow.

“Acquiring Beacon is a major step forward in our strategy to make QXO the leading tech-enabled company in the $800 billion building products distribution industry,” said Brad Jacobs, chairman and chief executive officer of QXO. “We’re excited to welcome Beacon’s talented team and, together, apply our proven playbook to accelerate growth, expand margins, and create an unmatched customer experience.”

Completion of Tender Offer and Subsequent Merger

The tender offer for all the outstanding shares of Beacon common stock expired at 5:00 p.m. (New York City time) on April 28, 2025. Computershare Trust Company, N.A., the depositary and paying agent for the tender offer, has reported that 44,835,447 shares have been validly tendered and not withdrawn, representing approximately 72.06% of the issued and outstanding shares. All of the conditions to consummate the tender offer have been satisfied. On April 29, 2025, QXO accepted for payment, and will promptly pay for, all shares validly tendered pursuant to the tender offer and not properly withdrawn. After completing the tender offer, QXO acquired the remaining outstanding Beacon shares through a second-step merger. Beacon shareholders who had not already tendered their shares are entitled to receive $124.35 per share in cash for each share of Beacon common stock owned.

With the acquisition complete, Beacon is now a wholly owned subsidiary of QXO, and its shares ceased trading on the Nasdaq Global Select Market before the opening of the market on April 29, 2025.

In conjunction with the acquisition's completion, QXO has also closed its previously announced $830 million equity private placement.

Advisors

Morgan Stanley acted as lead financial advisor to QXO. QXO was also advised by Goldman Sachs, Citi, Centerview, Credit Agricole, Wells Fargo and Mizuho. Paul, Weiss acted as lead legal counsel to QXO, with Wachtell Lipton providing additional legal advice.

About QXO

QXO is the largest publicly traded distributor of roofing, waterproofing, and complementary building products in the United States. The company plans to become the tech-enabled leader in the $800 billion building products distribution industry and generate outsized value for shareholders. QXO is targeting $50 billion in annual revenues within the next decade through accretive acquisitions and organic growth.  Visit www.qxo.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals, the anticipated benefits of the acquisition and expected future financial position and results of operations, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described herein include, among others: (i) the risk that the anticipated benefits of the acquisition may not be fully realized or may take longer to realize than expected; (ii) the effect of the acquisition on QXO’s business relationships with employees, customers or suppliers, operating results and business generally; (iii) unexpected costs, charges or expenses resulting from the acquisition; (iv) potential litigation and/or regulatory action relating to the acquisition; (v) the impact of legislative, regulatory, economic, competitive and technological changes; (vi) unknown liabilities and uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; and (vii) the risks and uncertainties set forth in QXO’s and Beacon’s filings with the Securities and Exchange Commission (“SEC”), including each company’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. Forward-looking statements herein speak only as of the date each statement is made. QXO does not undertake any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

QXO Contacts:

Media

Joe Checkler
joe.checkler@qxo.com
203-609-9650

Steve Lipin / Lauren Odell
Gladstone Place Partners
212-230-5930

Investors

Mark Manduca
mark.manduca@qxo.com
203-321-3889

Scott Winter / Jonathan Salzberger
Innisfree M&A Incorporated
212-750-5833